Exhibit 99.1

Scholar Rock Announces Proposed Public Offering of Common Stock and Pre-Funded Warrants

October 7, 2024

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 7, 2024-- Scholar Rock Holding Corporation (Nasdaq: SRRK), a late-stage biopharmaceutical company focused on advancing innovative treatments for spinal muscular atrophy (SMA), cardiometabolic disorders, and other serious diseases where protein growth factors play a fundamental role, today announced that it has commenced an underwritten public offering for $275 million of shares of its common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase shares of its common stock. All of the shares and pre-funded warrants are being offered by Scholar Rock. In addition, Scholar Rock intends to grant the underwriters a 30-day option to purchase additional shares of its common stock in an amount up to 15% of the securities offered in the public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Scholar Rock intends to use the net proceeds from the offering to support commercialization of apitegromab, to advance its ongoing and future clinical programs, to further develop its technology platform to continue to advance its clinical and preclinical pipeline, and for working capital and other general corporate purposes.

J.P. Morgan Securities LLC, Jefferies LLC and Piper Sandler & Co. are acting as joint book-running managers for the offering. BMO Capital Markets Corp., Wedbush Securities Inc. and Raymond James & Associates, Inc. are acting as co-managers for the offering.

An automatically effective shelf registration statement on Form S-3 relating to the offering of the securities described above was filed with the Securities and Exchange Commission (SEC) on October 7, 2024. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting: J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at 877-821-7388, or by email at prospectus_department@jefferies.com; or Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at 800-747-3924, or by email at prospectus@psc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Scholar Rock

Scholar Rock is a biopharmaceutical company that discovers, develops, and delivers life-changing therapies for people with serious diseases that have high unmet need. As a global leader in the biology of the transforming growth factor beta (TGFβ) superfamily of cell proteins and named for the visual resemblance of a scholar rock to protein structures, the clinical-stage company is focused on advancing innovative treatments where protein growth factors are fundamental. Over the past decade, Scholar Rock has created a pipeline with the potential to advance the standard of care for neuromuscular disease, cardiometabolic disorders, cancer, and other conditions where growth factor-targeted drugs can play a transformational role.

This commitment to unlocking fundamentally different therapeutic approaches is powered by broad application of a proprietary platform, which has developed novel monoclonal antibodies to modulate protein growth factors with extraordinary selectivity. By harnessing cutting-edge science in disease spaces that are historically under-addressed through traditional therapies, Scholar Rock works every day to create new possibilities for patients.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s intention to conduct an offering and sale of securities, the size of the offering, the completion of the proposed offering and the expected use of proceeds from the proposed offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include fluctuations in Scholar Rock’s stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering and those risks more fully discussed in the section entitled “Risk Factors” in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the SEC. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

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Scholar Rock:

Investors

Rushmie Nofsinger

Scholar Rock

rnofsinger@scholarrock.com

ir@scholarrock.com

857-259-5573

Media

Molly MacLeod

Scholar Rock

mmacleod@scholarrock.com

media@scholarrock.com

802-579-5995

Source: Scholar Rock